                                                                File No.
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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                ---------------

                                   Form 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                ---------------

                                Ziff-Davis Inc.
            (Exact name of Registrant as specified in its charter)


                   Delaware                              13-3987754
        (State or other jurisdiction of               (I.R.S. Employer
         incorporation or organization)              Identification No.)

                                One Park Avenue
                           New York, New York 10016
                                (212) 503-3500
              (Address, including zip code, and telephone number
                 of Registrant's principal executive offices)

If this form relates to the registration        If this form relates to the registration
of a class of securities pursuant to            of a class of securities pursuant to
Section 12(b) of the Exchange Act and is        Section 12(g) of the Exchange Act and is
effective pursuant to General Instruction       effective pursuant to General Instruction
A.(c), please check the following box. [X]      A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form
   relates:   333-69447
           (if applicable)

Securities to be registration pursuant to Section 12(b) of the Act:

           Title of Each Class                Name of Each Exchange on Which
           to be so Registered                Each Class is to be Registered
-----------------------------------------    ---------------------------------
        Ziff-Davis Inc. -- ZDNet             The New York Stock Exchange, Inc.
 Common Stock, par value $0.01 per share
          Ziff-Davis Inc. -- ZD              The New York Stock Exchange, Inc.
 Common Stock, par value $0.01 per share

Securities to be registered pursuant to Section 12(g) of The Act:   None

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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         A description of the Registrant's Securities is incorporated herein by reference to the discussion under the headings "Description of Capital Stock" and "Certain United States Tax Consequences" contained in the Registrant's Registration Statement on Form S-1 (File No. 333-69447) filed under the Securities Act of 1933, as amended. Copies of such description have been filed with the New York Stock Exchange, Inc.


Item 2.  Exhibits.

Exhibit No.                         Description
-----------  ---------------------------------------------------------

    3.1      Amended and Restated Certificate of Incorporation of the
             Company.*

    3.2 Form of Amended and Restated Certificate of Incorporation of the Company*

    3.3      By-laws of the Company.*





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*   Incorporated herein by reference to the exhibit in the Registrant's
    Registration Statement on Form S-1 (File No.333-69447).
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                                   SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         ZIFF-DAVIS INC.


                                         By: /s/ Timothy C. O'Brien
                                             -----------------------------------
                                             Timothy C. O'Brien
                                             Chief Financial Officer




Dated: March 4, 1999